                                                                    EXHIBIT 23.3



                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm), included in or made a part of Amendment Number 2 of this Registration Statement on Form S-4 (File No. 333-56227), dated January 27, 1997 which accompanies the consolidated financial statements of PanAmSat Corporation and subsidiaries and predecessor entity as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, of PanAmSat Corporation.



                                                             ARTHUR ANDERSEN LLP


Stamford, Connecticut
July 13, 1998